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                                  Exhibit 99.1

                           India's Pentamedia to Take
                           Major Stake in Film Roman

Chennai, India and North Hollywood, California. (October 23, 2000)--Pentamedia Graphics, Ltd., India's largest multimedia production company, and Film Roman, Inc. (Nasdaq: ROMN), a leading producer of prime time television animation programming, today revealed that their Boards of Directors have agreed to a letter of intent pursuant to which Pentamedia will purchase a 51% stake in Film Roman at closing by means of new common stock issued by Film Roman. The deal, which calls for a $15,000,000 investment in Film Roman by Pentamedia, is targeted to close by January, following approval by regulatory bodies in both countries and approval by both companies' shareholders.

The announcement, released today in Chennai (Madras) India, and North Hollywood, was made jointly by Dr. V. Chandrasekaran, Chairman and CEO of Pentamedia, and John Hyde, President and CEO of Film Roman. In making the announcement, Dr.
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Chandrasekaran stated, "Film Roman is best known throughout the world as a leading provider of television animation. Along with their current production and development slate of live-action television and major motion pictures, the alliance firmly establishes Pentamedia's U.S. beachhead and presence. With the talented and accomplished John Hyde at the helm, I know that both organizations will meld effectively to further build both global brands. The winners will be audiences worldwide and both companies' shareholders."

Pentamedia, with revenues over $100,000,000, is a public company in India, the UK, and Luxembourg, that specializes in animation, special effects, and Internet broadcasting for the global entertainment marketplace. Film Roman, whose 1999 revenues were $48,600,000, produces "The Simpsons" and "King of the Hill," for Fox, "The Oblongs," for Warner Brothers, and has other projects now in production for Showtime, The Disney Channel and others, as well as multiple in-house projects in development for both live-action and animation.
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Mr. Hyde stated, "Pentamedia is an international giant in the creation of animation and special effects for the big screen, the small screen, and the personal screen. As the world continues to shift to digital content, this alliance with Pentamedia will give Film Roman the vastly increased resources and capabilities it needs to lead this field in the 21st Century. Dr. Chandrasekaran is well known as a company builder, and a tremendously effective CEO. I very much look forward to working with him and his team to build both our companies."

The two organizations were brought together by Jon Vein, former COO of Film Roman, and John Mass of the William Morris Agency, the world's oldest and largest international entertainment agency. Dixon Dern, outside counsel for Film Roman, negotiated the deal along with CEO John Hyde.

As described by both CEOs, the two companies' global strategic plan includes the infusion of significant capital from Pentamedia to enhance all aspects of Film Roman's current operations, as well as empowering Film Roman to step up development of its growing slate of projects while not changing the way Film Roman does business. These projects include both live-action and animated theatrical motion pictures, broadcast and cable television series, made-for-video titles, and Internet applications. All are designed for global distribution.

Dr. Chandrasekaran expressed his belief that Film Roman will be a key part of Pentamedia's strategy through which the company plans to expand its entertainment and media presence in the United States and throughout the world.

While the offshore production aspects of all current Film Roman animated series will continue to be handled through longstanding current relationships in Korea and the Philippines, it is planned that a significant portion of future offshore production work will be done at one of many Pentamedia digital studios throughout India, the Philippines, Singapore, Malaysia, or Canada. Pentamedia's largest facility is a 22-acre campus in Chennai, where it employs more than 800 2D and 3D animators, SFX artists, designers, and programmers in the largest animation and SFX studios in Asia. The CEO's shared intent is also that teams of creative personnel from each company will regularly exchange extended inter-country visits and training sessions. "In this manner," stated Mr. Hyde,
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"there will ultimately be a seamless integration of our two entities' worldwide animation production capabilities."

Dr. Chandrasekaran added, "Our two companies' clients, as well as our internal productions, will reap the benefits of world-class professional talent, coupled with the industry's most cutting-edge technologies, and low costs that cannot be matched anywhere."

Pentamedia Graphics, Ltd. (www.pentamedia.com), which was formerly named
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Pentafour Software and Exports, Ltd., was the first Indian software company to become publicly traded (1992). Last year it spun off its Business Software Segment to a sister company, PentaSoft Technologies, Ltd.

(www.pentasoftech.com), which is also publicly traded in India.  Dr.
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Chandrasekaran is also Chairman of PentaSoft.  PentaSoft, in addition to being one of India's ten largest software developers and exporters, operates more than 150 training centers throughout Asia. Together the two companies operate in 17 countries. Pentamedia's strategic partners include Apple Computers, Hewlett Packard, SGI and 3dMaxMedia. In addition, in the U.S. entertainment field, it has, or is developing, joint ventures with SFX powerhouse Digital Domain, with Internet leader Stan Lee Media, with Landmark Entertainment for an animated TV series, with Thornbush Entertainment for live-action films, and several which are yet to be announced. Pentamedia also owns and operates what is believed to be the most robust streaming video portal on the Web, www.numtv.com. Numtv.com
                                                      -------------
offers more than 30 channels of video, direct from India, targeted to millions
of Indians who live outside of India.   The company is also developing a
satellite TV network for South Asian children, multiplex cinemas, and a theme park, all in India.
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Once shareholders of both companies approve the investment, it is intended that
Dr. Chandrasekaran will join the Film Roman Board of Directors, together with several other Pentamedia senior executives. These include Mr. K. Srinivasan, Director and COO of Pentamedia Graphics, Ltd. Current Film Roman Board Members include investment bankers Robert Cresci and Daniel Villanueva, attorney Dixon Dern, business manager Peter Mainstain, producers Mike Medavoy and Steve Tisch, and Mr. Hyde.

Founded in 1984 by acclaimed animator Phil Roman, Film Roman Inc., the recipient of 10 Emmy Awards and 23 Emmy nominations, is a major independent broad based production company and animation studio. It is recognized for its production of "The Simpsons," "King of the Hill" and the Humanitas Award nominated "Johnny Tsunami," all for 20th Century Fox Television, "The Oblongs" for Warner Bros. Network, "Doomsday" for UPN, and Marvel Media's "X-Men," a Saturday morning
animated series for WB Kids Television.   The company also excels in feature
film production and prime time network animation. Current projects include: "My First Mister," a feature film in association with Total Film Group, to be released by Paramount Classics; "The Greatest American Hero," feature film version of the classic television series, in development for The Walt Disney Co.; and "12th Lap" for the Disney Channel. On the Internet, the company currently owns and produces LEVEL13.net, a multi channel animation network, featuring animated shorts delivered on 13 topic specific channels targeted for 18 to 28 year olds. The company's Web animation, which consists of over 145 shorts, recently won awards at contests and film festivals such the 2000 Playboy Animation Awards which gave LEVEL13.net's "Tripping the Rift" the Grand Prize, and "Hairballs," an Annie Award nominee. It also has alliances for Internet development with Ask Jeeves Inc., the leading provider of question answering technologies and services, with three premier digital distribution companies, BroadcastAmerica, Intertainer and Yack.com, and with numerous destination sites including Television.com, StreamSearch and IFilm.


Press Contacts for Pentamedia Graphics, Ltd.:
     IN THE U.S.:  Mr. Ken Silverman  (562) 4671141
     IN INDIA:  Ms. Sujatha Rao 01191444833067

Press Contacts for Film Roman, Inc.:
     Howard Brandy (310) 6578320
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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are based largely on Film Roman's current expectations and are subject to a number of risks and uncertainties including, but not limited to, risks that programming may not be sold, and if sold, may not be successful, and other risks described in Film Roman Inc.'s Annual Report on Form 10K for the year ended December 31, 1999 and other SEC reports and filings. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.